UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2004

ACTION PERFORMANCE COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792

(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

1480 South Hohokam Drive, Tempe, Arizona 85281

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (602) 337-3700

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACTION PERFORMANCE COMPANIES, INC.

FORM 8-K

CURRENT REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Action Performance Companies, Inc. (the “Company”) appointed David M. Riddiford as Chief Financial Officer, Secretary, and Treasurer, effective November 1, 2004. In addition, effective November 1, 2004, Mr. Riddiford will join the Company’s Board of Directors. There was no arrangement or understanding pursuant to which Mr. Riddiford was elected as a director, and there are no related party transactions between Mr. Riddiford and the Company.

     Mr. Riddiford, 38, has served since August 2001 as Senior Vice President and Treasurer of The Dial Corporation, a public consumer products company. From 1998 to August 2001, Mr. Riddiford served as Vice President and Treasurer of The Dial Corporation.

     On October 12, 2004, the Company issued a press release announcing the appointment of Mr. Riddiford as Chief Financial Officer, Secretary, and Treasurer. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
99.1	Press release from Action Performance Companies, Inc. dated October 12, 2004 titled “Action Performance Companies, Inc. Names David M. Riddiford Chief Financial Officer.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2004	ACTION PERFORMANCE COMPANIES, INC.
	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chairman of the Board, President, and Chief Executive Officer

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EXHIBIT INDEX

99.1	Press release from Action Performance Companies, Inc. dated October 12, 2004 titled “Action Performance Companies, Inc. Names David M. Riddiford Chief Financial Officer.”

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